                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY                                                                           JURISDICTION
----------------------------------------------------------------------------------   ------------

Comverge Technologies, Inc........................................................   Delaware

Databit Inc.......................................................................   Delaware

Decision Systems Israel Ltd.......................................................   Israel

D.S.S. Defense Systems and Software Ltd...........................................   Israel

International Data Operations, Inc................................................   Delaware

Powercom Control Systems Ltd......................................................   Israel